Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES

REPORTS FIRST QUARTER 2017 RESULTS

WASHINGTON, D.C. – May 9, 2017 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust (“REIT”) focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government, today announced its results of operations for the quarter ended March 31, 2017.

Highlights for the Quarter Ended March 31, 2017

•	Net income of $1.4 million, or $0.03 per share on a fully diluted basis
•	FFO of $14.4 million, or $0.31 per share on a fully diluted basis
•	FFO, as Adjusted of $13.6 million, or $0.30 per share on a fully diluted basis
•	Completed the acquisition of a 75,000-square foot Occupational Safety and Health Administration (OSHA) laboratory in Sandy, Utah (“OSHA - Sandy”)
•	Announced the agreement to acquire a 327,614-square foot Department of Veterans Affairs (VA) outpatient facility in Loma Linda, California (“VA - Loma Linda”)
•	Announced the agreement to acquire an 86,363-square foot VA outpatient facility in Mishawaka, Indiana (“VA - South Bend”)
•

Completed an underwritten public offering of an aggregate of 4,945,000 shares of the Company’s common stock, including 645,000 shares sold pursuant the underwriters exercise in full of their option to purchase additional shares. The shares were offered on a forward basis in connection with certain forward sales agreements entered into with certain financial institutions, acting as forward purchasers

•	Portfolio occupancy at 100%

“In addition to the closing of the state-of-the-art OSHA - Sandy laboratory this quarter, the Company also announced its entry into the VA sector with the pending acquisitions of the VA - Loma Linda and VA - South Bend outpatient facilities,” said William C. Trimble, III, Easterly’s Chief Executive Officer.  “Once these two important VA assets close, the age and weighted average remaining lease term of the Company’s portfolio will be significantly enhanced.  The Company will remain vigilant in its pursuit of accretive acquisition and development opportunities as we continue to strengthen our growing portfolio.”

Financial Results for the Quarter Ended March 31, 2017

Net income of $1.4 million, or $0.03 per share on a fully diluted basis

FFO of $14.4 million, or $0.31 per share on a fully diluted basis

FFO, as Adjusted of $13.6 million, or $0.30 per share on a fully diluted basis

CAD of $12.2 million

Portfolio Operations

As of March 31, 2017, the Company wholly owned 44 properties in the United States, encompassing approximately 3.2 million square feet in the aggregate, including 41 properties that were leased primarily to U.S. Government tenant agencies and three properties that were entirely leased to private tenants. As of March 31, 2017, the portfolio had an average age of 12.9 years, was 100% occupied, and had a weighted average remaining lease term of 5.7 years.  With approximately 17.1% of leases based on square footage, or 16.9% based on total annualized lease income scheduled to expire before 2019, Easterly expects to continue to provide a highly visible and stable cash-flow stream.

Completed Acquisitions

On February 3, 2017, the Company acquired a 75,000-square foot Occupational Safety and Health Administration laboratory located in Sandy, Utah. The laboratory was constructed in 2003 and is 100% leased to the GSA on behalf of OSHA. The lease has seven years remaining on an initial 20-year lease. The lease includes two five-year renewal options with fixed rental increases that, if exercised, would carry the lease term to 2034.  The OSHA - Sandy laboratory is a state-of-the-art forensics lab for the testing of materials and products that have contributed to worker deaths or injuries nationwide.  The OSHA - Sandy laboratory serves the entire country by providing analyses on a multitude of chemicals and maintains OSHA’s on-line Chemical Sampling Information database.

Announced Acquisitions

On March 21, 2017, the Company announced that it has agreed to acquire the Department of Veterans Affairs Ambulatory Care Center located in Loma Linda, California. VA - Loma Linda, one of the premier assets in the VA health system, is a brand new 327,614-square foot state-of-the-art ambulatory care facility that provides a comprehensive solution for the outpatient needs of U.S. veterans. The facility sits on a 37-acre site and is the second largest VA outpatient facility in the country. The LEED Silver build-to-suit property was completed in 2016 and is 100% leased to the U.S. Government through May 2036 for an initial, non-cancelable term of 20 years.

On March 21, 2017, the Company announced that it has agreed to acquire the Department of Veterans Affairs Outpatient Clinic in Mishawaka, Indiana, located just outside of South Bend. VA - South Bend is an 86,363-square foot outpatient facility that will provide a wide range of medical services for the surrounding U.S. veteran population. VA - South Bend is a relocation of an older VA clinic in South Bend and, when construction is completed, will be four times larger than the VA facility it replaces. The VA - South Bend facility is expected to be completed in the third quarter of 2017, and upon completion, this state-of-the-art facility will be 100% leased to the VA for an initial, non-cancelable term of 15 years. VA - South Bend is targeted to achieve LEED for Healthcare Silver certification.

Balance Sheet and Capital Markets Activities

As of March 31, 2017, the Company had total indebtedness of $337.8 million comprised of $158.2 million outstanding on its unsecured revolving credit facility, $100.0 million outstanding on its unsecured term loan facility, and $79.6 million of mortgage debt (excluding unamortized premiums and discounts). At March 31, 2017, Easterly had net debt to total enterprise value of 26.8% and a net debt to annualized quarterly EBITDA ratio of 4.9x. Easterly’s outstanding debt had a weighted average maturity of 5.2 years and a weighted average interest rate of 2.9%.

On March 27, 2017, the Company completed an underwritten public offering of an aggregate of 4,945,000 shares of the Company’s common stock, including 645,000 shares sold pursuant the underwriters exercise in full of their option to purchase additional shares. The shares were offered on a forward basis in connection with certain forward sales agreements entered into with certain financial institutions, acting as forward purchasers. The Company expects to physically settle the forward sales agreements and receive proceeds, subject to certain adjustments, upon one or more such physical settlements, which the Company expects will occur no later than September 27, 2017. The Company did not initially receive any proceeds from the sale of shares by the forward purchasers. Upon settlement of the forward sales agreements, the offering is expected to result in approximately $90.0 million of net proceeds to the Company, assuming the forward sales agreements are physically settled in full.

The Company intends to use a portion of the net proceeds to fund, in part, the pending acquisition of VA - Loma Linda and VA - South Bend. The balance of the net proceeds, if any, may be used to repay borrowings under the Company’s revolving credit facility, to fund other potential acquisition opportunities, for general corporate purposes, or a combination of the foregoing.

“Easterly, with its definable edge in sourcing, underwriting and acquiring properties leased to the U.S. Government, demonstrated to investors this quarter its ability to scale the Company accretively,” said Darrell Crate, Chairman of Easterly Government Properties, Inc. “Through Easterly’s recent public offering we continued to attract high quality institutional shareholders and we are so pleased with our valued shareholders’ interest in Easterly.”

Dividend

On May 3, 2017 the Board of Directors of Easterly approved a cash dividend for the first quarter of 2017 in the amount of $0.25 per common share. The dividend will be payable June 29, 2017 to shareholders of record on June 14, 2017.

Subsequent Events

On May 8, 2017, Easterly announced the lease award for the development of a 52,870 square foot Food and Drug Administration (FDA) laboratory in Lenexa, Kansas. The FDA - Lenexa laboratory will be a relocation of the current Kansas City District Laboratory and will feature a number of upgraded capabilities in order for the FDA to effectively conduct its mission. With an increase in size of approximately 40% over its current location, the new state-of-the-art laboratory will offer services through the following laboratory sections: Total Diet and Pesticides Research Center (TDPRC), Pesticides analysis, Chemotherapeutics / LC-MS Poison screening, Mycotoxins analysis, Drugs and Dietary Supplements analysis, Dioxins analysis, Metals / Elemental Specialization analysis, and Laboratory Administration. The build-out will require highly specialized and specific design features and functionality for the operations being performed in this facility. Upon completion, FDA - Lenexa will be leased to the GSA for a 20-year term.

Outlook for 2017

The Company is reiterating its expectations for 2017 FFO per share on a fully diluted basis in a range of $1.25 - $1.29.

Outlook for the 12 Months Ending December 31, 2017

	Low	High
Net income (loss) per share – fully diluted basis	$0.13	0.17
Plus: real estate depreciation and amortization	$1.12	1.12
FFO per share – fully diluted basis	$1.25	1.29

This guidance assumes acquisitions of $350 million in 2017, including the OSHA - Sandy acquisition completed in the first quarter, the announced VA - Loma Linda acquisition with an anticipated closing date in Q2 2017, as well as the announced VA - South Bend acquisition with an anticipated closing date in Q3 2017, and does not contemplate any dispositions. This guidance is forward-looking and reflects management's view of current and future market conditions. The Company's actual results may differ materially from this guidance.

Non-GAAP Supplemental Financial Measures

This section contains definitions of certain non-GAAP financial measures and other terms that the Company uses in this press release and, where applicable, the reasons why management believes these non-GAAP financial measures provide useful information to investors about the Company’s financial condition and results of operations and the other purposes for which management uses the measures. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. Additional detail can be found in the Company’s most recent annual report on Form 10-K, as well as other documents filed with or furnished to the SEC from time to time.

Cash Available for Distribution (CAD) is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is calculated in accordance with the current NAREIT definition as FFO minus normalized recurring real estate-related expenditures and other non-cash items and nonrecurring expenditures. CAD is presented solely as a supplemental disclosure because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

EBITDA is calculated as the sum of net income (loss) before interest expense, income taxes, depreciation and amortization. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP and is not indicative of operating income or cash provided by operating activities as determined under GAAP. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company's ability to service or incur debt. Because all companies do not calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Funds From Operations (FFO) is defined by NAREIT as net income (loss), calculated in accordance with GAAP, excluding gains or losses from sales of property and impairment losses on depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors.

Funds From Operations, as Adjusted (FFO, as Adjusted) adjusts FFO to present an alternative measure of our operating performance, which, when applicable, excludes the impact of acquisition costs, straight-line rent, above-/below-market leases, non-cash interest expense and non-cash compensation. By excluding income and expense items such as straight-line rent, above-/below-market leases, non-cash interest expense and non-cash compensation from FFO, as Adjusted, the Company believes it provides useful information as these items have no cash impact. In addition, by excluding acquisition related costs the Company believes FFO, as Adjusted provides useful information that is comparable across periods and more accurately reflects the operating performance of the Company’s properties.

Other Definitions

Fully diluted basis assumes the exchange of all outstanding common units representing limited partnership interests in the Company’s operating partnership, or common units, the full vesting of all shares of restricted stock, and the exchange of all earned and vested LTIP units in the Company’s operating partnership for shares of common stock on a one-for-one basis, which is not the same as the meaning of “fully diluted” under GAAP. Fully diluted basis does not include outstanding LTIP units in the Company’s operating partnership that are subject to performance criteria that have not yet been met.

Conference Call Information

The Company will host a webcast and conference call at 10:00 a.m. Eastern Daylight time on May 9, 2017 to review the first quarter 2017 performance, discuss recent events and conduct a question-and-answer session. The number to call is 1-877-705-6003 (domestic) and 1-201-493-6725 (international). A live webcast will be available in the Investor Relations section of the Company’s website.  A replay of the conference call will be available through May 23, 2017 by dialing 844-512-2921 (domestic) and 412-317-6671 (international) and entering the passcode 13660527.  Please note that the full text of the press release and supplemental information package are available through the Company’s website at ir.easterlyreit.com.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE:DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased primarily through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

Contact:

Easterly Government Properties, Inc.

Lindsay S. Winterhalter

Vice President, Investor Relations & Operations

202-596-3947

ir@easterlyreit.com

Forward Looking Statements

We make statements in this press release that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and include our guidance with respect to Net income (loss) and FFO per share on a fully diluted basis.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement in this press release for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: risks associated with our dependence on the U.S. Government and its agencies for substantially all of our revenues; risks associated with ownership and development of real estate; decreased rental rates or increased vacancy rates; loss of key personnel; general volatility of the capital and credit markets and the market price of our common stock; the risk we may lose one or more major tenants; difficulties in completing and successfully integrating acquisitions; failure of acquisitions or development projects to occur at anticipated levels or to yield anticipated results; risks associated with actual or threatened terrorist attacks; intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space; insufficient amounts of insurance or exposure to events that are either uninsured or underinsured; uncertainties and risks related to adverse weather conditions, natural disasters and climate change; exposure to liability relating to environmental and health and safety matters; limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets; exposure to litigation or other claims; risks associated with breaches of our data security; risks associated with our indebtedness; and other risks and uncertainties detailed in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on March 2, 2017.  In addition, our anticipated qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.  We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Balance Sheet

(In thousands, except share amounts)

	March 31, 2017
	(unaudited)	December 31, 2016
Assets
Real estate properties, net	$928,855	$901,066
Cash and cash equivalents	5,241	4,845
Restricted cash	2,005	1,646
Deposits on acquisitions	8,750	1,750
Rents receivable	7,913	8,544
Accounts receivable	5,740	5,823
Deferred financing, net	1,652	2,787
Intangible assets, net	111,195	113,795
Interest rate swap	3,893	3,785
Prepaid expenses and other assets	3,327	1,422
Total assets	$1,078,571	$1,045,463

Liabilities
Revolving credit facility	158,167	212,167
Term loan facility, net	99,097	-
Mortgage notes payable, net	80,054	80,806
Intangible liabilities, net	40,629	41,840
Accounts payable and accrued liabilities	12,622	13,784
Total liabilities	390,569	348,597

Equity
Common stock, par value $0.01, 200,000,000 shares authorized,
36,991,430 and 36,874,810 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively.	370	369
Additional paid-in capital	599,233	596,971
Retained (deficit)	2,805	1,721
Cumulative dividends	(51,671)	(42,794)
Accumulated other comprehensive income	3,134	3,038
Total stockholders' equity	553,871	559,305
Non-controlling interest in Operating Partnership	134,131	137,561
Total equity	688,002	696,866
Total liabilities and equity	$1,078,571	$1,045,463

Income Statement

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2017	March 31, 2016
Revenues
Rental income	$26,020	$21,736
Tenant reimbursements	3,628	2,155
Other income	239	80
Total revenues	29,887	23,971

Operating expenses
Property operating	6,349	4,333
Real estate taxes	2,735	2,368
Depreciation and amortization	13,060	10,863
Acquisition costs	532	333
Corporate general and administrative	3,444	3,036
Total expenses	26,120	20,933
Operating income	3,767	3,038

Other expenses
Interest expense, net	(2,417)	(1,929)
Net income	1,350	1,109

Non-controlling interest in Operating Partnership	(266)	(434)
Net income available to Easterly Government
Properties, Inc.	$1,084	$675

Net income available to Easterly Government
Properties, Inc. per share:
Basic	$0.03	$0.03
Diluted	$0.03	$0.03

Weighted-average common shares outstanding:
Basic	36,891,595	24,141,712
Diluted	39,143,887	25,744,824

Net income, per share - fully diluted basis	$0.03	$0.03

Weighted average common shares outstanding -
fully diluted basis	45,947,709	39,711,818

EBITDA, FFO and CAD

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2017	March 31, 2016
Net income	$1,350	$1,109
Depreciation and amortization	13,060	10,863
Interest expense	2,417	1,929
EBITDA	$16,827	$13,901

Net income	$1,350	$1,109
Depreciation and amortization	13,060	10,863
Funds From Operations (FFO)	$14,410	$11,972
Adjustments to FFO:
Acquisition costs	532	333
Straight-line rent	(143)	(12)
Above-/below-market leases	(2,112)	(1,698)
Non-cash interest expense	230	195
Non-cash compensation	727	699
Funds From Operations, as Adjusted	$13,644	$11,489

FFO, per share - fully diluted basis	$0.31	$0.30
FFO, as Adjusted, per share - fully diluted basis	$0.30	$0.29

Funds From Operations, as Adjusted	$13,644	$11,489
Acquisition costs	(532)	(333)
Principal amortization	(732)	(703)
Maintenance capital expenditures	(185)	(66)
Contractual tenant improvements	(13)	(9)
Cash Available for Distribution (CAD)	$12,182	$10,378

Weighted average common shares outstanding -
fully diluted basis	45,947,709	39,711,818